UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

Red Rock Pictures Holdings, Inc.
(Name of Registrant as Specified in Charter)

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RED ROCK PICTURES HOLDING, INC.
6019 Olivas Park Drive, Suite C
Ventura, California 93003
(323) 790-1813

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.001 per share (“Common Stock”) of Red Rock Pictures Holding, Inc. (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and Section 78.320 of the Nevada Revised Statutes (the “NRS”) in connection with the approval of the actions described below (the “Actions”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock:

The amendment of the Company’s Certificate of Incorporation to change the Company’s name to “OSL Holdings Inc.”

The purpose of this Information Statement is to notify our stockholders that on September 7, 2011 the owners of approximately 92.97% of our issued and outstanding shares of Common Stock as of such date executed a written consent approving the Actions.  In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Actions under Nevada law and, as a result, no further action by any other stockholder is required to approve the Actions and we have not and will not be soliciting your approval of the Actions.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about September [*], 2011. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Section 78.320of the NRS and Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,

/s/ Anthony Gentile
Anthony Gentile
President, Chief Financial Officer and Secretary

TABLE OF CONTENTS

GENERAL	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	3

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO “OSL HOLDINGS INC.”	4

WHERE YOU CAN FIND MORE INFORMATION	4

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	4

RED ROCK PICTURES HOLDING, INC.
6019 Olivas Park Drive, Suite C
Ventura, California 93003
(323) 790-1813

__________________________________

INFORMATION STATEMENT
(Preliminary)

September [  ], 2011

Action by Written Consent of Majority Stockholder
__________________________________

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”) of Red Rock Picture Holdings, Inc. in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement.  In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Red Rock Picture Holdings, Inc.  We are mailing this Information Statement to our stockholders of record as of September 7, 2011 (the “Record Date”) on or about September [*], 2011.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission under the Exchange Act, the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Consenting Stockholders

On September 7, 2011, in accordance with Section 78.320 of the Nevada Revised Statutes, as amended (the “NRS”), the Board of Directors (the “Board”) of the Company unanimously adopted resolutions approving the following actions (the “Actions”):

•	The amendment of our certificate of incorporation (the “Certificate of Incorporation”) to change our name to “OSL Holdings Inc.” (the “Name Change”).

In order to obtain the approval of our stockholders for the Actions, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters.  However, Section 78.320 of the NRS provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock

As of the close of business of the Record Date, we had 15,198,255 shares of Common Stock outstanding and entitled to vote on the Actions.  Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote.

On the Record Date, pursuant to Section 78.320 of the NRS, we received written consents for the Actions from stockholders holding an aggregate of 14,130,000 shares of our Common Stock, representing 92.97% of our outstanding shares of Common Stock.  Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

The following sets forth those holders who consented to the Actions and provides the number of shares beneficially owned and the percentage interest of outstanding shares of Common Stock for each such holder (the “Majority Stockholders”) as of the Record Date:

Holder	Beneficial Ownership	Percentage of Beneficial Ownership
Crisnic Fund S.A. Conhotel Office Center Office 5 Sabana San Jose, Costa Rica	14,130,000	92.97%

Notice Pursuant to Section 78.320of the NRS

Pursuant to Section 78.320 of the NRS, we are required to provide prompt notice of the taking of the corporate action without a meeting to the holders of record of our Common Stock who have not consented in writing to such action. This Information Statement is intended to provide such notice.

Dissenters’ Rights of Appraisal

Stockholders who did not consent to the Actions are not entitled to assert dissenters’ or appraisal rights under Section 78.3793 of the NRS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock and beneficially owned as of the Record Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of September 7, 2011.  For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of September 7, 2011 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.  As of the Record Date we have 15,198,255 shares of Common Stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Anthony Gentile (2) Conhotel Office Center Office 5 Sabana San Jose, Costa Rica	14,130,000	92.97%
All Executive Officers and Directors as a group (1 persons)	14,130,000	92.97%

(1)	Based on 15,198,255 outstanding shares as of September 7, 2011.
(2)	Mr. Gentile is the beneficial holder of the shares of Crisnic Fund, S.A. as well as the Chief Financial Officer and a Director of the Company.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the Actions, other than his role as an officer, director or director nominee of the Company.

AMENDMENT OF THE COMPANY’S
CERTIFICATE OF INCORPORATION TO CHANGE THE
COMPANY’S NAME TO “OSL HOLDINGS INC.”

On September 7, 2011, the Board approved resolutions authorizing the amendment of the Company’s Certificate of Incorporation to change the Company’s name to “OSL Holdings Inc.” (the “Name Change”).  On September 7, 2011, pursuant to Section 78.320 of the NRS, we received written consents for the Name Change from the Majority Stockholders.

Reasons for the Name Change

The Board believes that the Name Change better reflects our corporate structure and the nature of our anticipated business operations. As disclosed in a Form 8-K filed with the SEC on September 15, 2011, the Company executed a non-binding letter of intent with Office Supply Line regarding a Share Exchange (the “Share Exchange”) and other matters, and the reason for the name change is to better reflect the Company’s new business after the close of the Share Exchange, which the Company intends to close in September.  The name change will not be effective until the close of the Share Exchange.

Effect of the Name Change

The Name Change will not affect in any way the validity or transferability of stock certificates outstanding, the capital structure of the Company or the trading of the Company’s stock on the OTC Bulletin Board (the “OTCBB”).  It will not be necessary for stockholders to surrender their existing stock certificates.  Instead, when certificates are presented for transfer, new certificates bearing the name “OSL Holdings Inc.” will be issued.  STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Currently our Common Stock is quoted on the OTCBB under the symbol “RRPH.”  It is anticipated that the Common Stock will trade under a new symbol following the Name Change.  A new CUSIP number will also be assigned to the Common Stock following the Name Change.

Effective Date of the Name Change

The Name Change will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada or at such later time as indicated in such amendment.   We intend to file the Certificate of Amendment to our Certificate of Incorporation in the form attached hereto as Annex I with the Secretary of State of the State of Nevada promptly after the 20 day period following the date on which this Information Statement is mailed to our stockholders, but not prior to the closing of the Share Exchange.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC.  You may obtain such SEC filings from the SEC’s website at http://www.sec.gov.  You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 6019 Olivas Park Drive, Suite C, Ventura, California 93003, (323) 790-1813.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors,

/s/ Anthony Gentile
Anthony Gentile
President, Chief Financial Officer and Secretary